ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the Office of	Business Number E0360392008-2
[signature]	Filing Number 20080385981-84
Secretary of State	Filed On 06/05/2008
State Of Nevada	Number of Pages 4

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Sharp Performance Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, — Reno — Nevada 89511 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: Common: seventy four million (74,000,000) Preferred: one million (1,000,000) Par value per share: $ ($0.0001) Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Robert Sharp Name 23 Misty Brook Lane — New Fairfield — CT — 06812-2380 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Business Filings Incorporated, Mark Williams, A.V.P. Name — X [signature] Signature 8040 Excelsior Drive, Suite 200 — Madison — WI — 53717 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — June 4, 2008 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0360392008-2
Secretary of State State Of Nevada	Filing Number 20130694478-44
	Filed On 10/24/2013
	Number of Pages 2

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sharp Performance, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. Name of Corporation: Harrison Vickers and Waterman Inc.

Article 3: Number of Shares with par value: Common Stock: 2,000,000,000, par value $.0001 per share. Preferred Stock: 1,000,000, par value $.0001 per share.

See Attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090401

Filed in the Office of	Business Number E0360392008-2
Secretary of State State Of Nevada	Filing Number 20130734704-51
	Filed On 11/08/2013
	Number of Pages 1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

HARRISON VICKERS AND WATERMAN INC.

2. Description of the original document for which correction is being made:

Certificate of Designation

3. Filing date of the original document for which correction is being made: 9/26/2013

4. Description of the inaccuracy or defect.

Incorrect par value of the Series A 8% Convertible Preferred Stock.

5. Correction of the inaccuracy or defect.

"SERIES A 8% CONVERTIBLE PREFERRED STOCK TERMS

Section 1. Designation, Amount and Par Value. The Series of preferred stock shall be designated as the Series A 8% Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares so designated and authorized shall be One Hundred Thousand (100,000). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share and a stated value of $1,000 per share (the "Stated Value")..."

6. Signature:

X

Authorized Signature — Chairman & CEO, **Title *** — November 7th 2013, **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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260203

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Reinstatement

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

Filed in the Office of	Business Number E0360392008-2
Barbara K. Cegavske	Filing Number 20170202527-18
Secretary of State State Of Nevada	Filed On 05/08/2017
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Reinstatement

(For Entities Governed by NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 88 and 89)

1. Name of Entity: HARRISON, VICKERS & WATERMAN, INC.

2. Entity Number: 20081270186

3. Signature: [signature]

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]
Signature of Officer or other Authorized Signature

Date 5/2/2017

This form must be accompanied by appropriate fees.

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0360392008-2
Barbara K. Cegavske	Filing Number 20190091390-34
Secretary of State State Of Nevada	Filed On 02/28/2019
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Harrison, Vickers and Waterman Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

2,000,000,000 Common Shares Par Value 0.0001
1,000,000 Preferred Shares Par Value 0.0001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

5,000,000,000 Common Shares Par Value 0.0001
1,000,000 Prefreered Shares Par Value 0.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

0

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date and time of filing: (optional) Date: 02/28/2019 Time: 10:00 am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Christopher C. Harrison

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0360392008-2
Barbara K. Cegavske	Filing Number 20211276502
Secretary of State State Of Nevada	Filed On 03/02/2021 13:26:13 PM
	Number of Pages 5

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: **HARRISON VICKERS AND WATERMAN INC.** Entity or Nevada Business Identification Number (NVID): **NV20081270186**
2. Registered Agent for Service of Process: (check only one box) **2a. Certificate of Acceptance of Appointment of Registered Agent:** (Include "Registered Agent Acceptance/ Statement of Change" form if needed for signature)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) **REGISTERED AGENT INC.** Name of Registered Agent **OR** Title of Office or Position with Entity **769 BASQUE WAY SUITE 300** (Street Address) **Carson City** (City) Nevada **89706** (Zip Code) Mailing Address (If different from street address) City Nevada Zip Code *I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date
3. Date When Revival is to Commence:	Date when revival of charter is to commence or be effective, which may be before the date of the certificate:
4. Duration of Revival: (A date is required for entities under NRS 88)	Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. Limited Partnership under NRS 88 must indicate a date. The corporation's existence shall be: PERPETUAL or
5.Current List : Reinstatements: List of Officers, Managers, Managing Members, General Partners, Managing Partners, Trustee or Subscribers Revivals: List of Officers, Managers, Managing Members, General Partners, Managing Partners or Trustee	**CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF:** Title: **PRESIDENT** **Jeffrey Michael Canouse** (Name) **USA** (Country) **240 Vaughan Drive** (Address) **Alpharetta** (City) **GA** (State) **30009** (Zip/Postal Code)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

6. Statement of Fact:
(Revivals only, select one. Entities under NRS 84 cannot revive)

☐ Revival pursuant to 78.730 or 81.010: (check one)

The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81.

☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).

☐ Revival pursuant to 80:

The undersigned declare that the corporation desires to revive its qualification to do business and is, or has been, organized and carrying on the business authorized by its existing or original qualification and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 80.

☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the qualification.

☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued.

☐ Revival pursuant to 82:

The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 81 and 82.

This certificate must be executed by the President or Vice President **AND** Secretary or Assistant Secretary.

The undersigned declare that the execution and filing of this certificate has been approved unanimously by the last-appointed surviving directors of the corporation and the unanimous consent has been secured:

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive)

☐ Revival pursuant to 86.580:

The undersigned declare that the limited-liability company desires to revive its charter and is, or has been,
organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 86.

The undersigned declares that he has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of a majority of the members.

☐ Revival pursuant to 86:

The undersigned declare that the foreign limited-liability company desires to revive its registration and is, or has been, organized and carrying on the business authorized by its existing or original registration and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of NRS 86.5467.

The undersigned declares that he/she has obtained approval by written consent of the majority in interest and that this consent was secured.

☐ Revival pursuant to 87, 87A, 88 or 88A:

The undersigned declare that the limited partnership, limited-liability partnership, limited-liability limited partnership or business trust desires to revive its certificate and is, or has been, organized and carrying on the business authorized by its existing or original certificate and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 87, 87A, 88 or 88A

The undersigned declares that he/she has been designated or appointed by the general partners, managing partners or trustees to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the general partners or managing partners holding at least a majority of the voting powers.

☐ Revival pursuant to 89:

The undersigned declare that the professional association desires to revive its articles of association and is, or has been, organized and carrying on the business authorized by its existing
or original articles of association and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 89.

The undersigned declares that he/she has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the holders of a membership interest in the professional association holding at least a majority of voting power.

7. Signatures: (Required)

I declare under the penalty of perjury that the reinstatement/revival has been authorized by a court of competent jurisdiction or by the duly selected manager or managers of the entity or if the entity has no managers, its managing members.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X **Jeffrey M. Canouse**	**President**	**03/02/2021**
Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, or Authorized Signer	Title	Date

FORM WILL BE RETURNED IF UNSIGNED.

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 11/23/2021 11:01 AM
ID: 2021-001054861

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

Harrison Vickers & Waterman, Inc.

2. Incorporated under the laws of: Nevada
(State or country)

3. Date of incorporation: 06/05/2008
(Date – mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

240 Vaughan Drive, Alpharetta, GA 30009

6. Principal office address:

240 Vaughan Drive, Alpharetta, GA 30009

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: Vcorp Services, LLC

Address: 1908 Thomes Avenue
Cheyenne, WY 82001

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

RECEIVED
WYOMING
SECRETARY OF STATE

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

any lawful purpose

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	Jeffrey M. Canouse	240 Vaughan Drive, Alpharetta, GA 30009
Vice President		
Secretary	Jeffrey M. Canouse	240 Vaughan Drive, Alpharetta, GA 30009
Treasurer	Jeffrey M. Canouse	240 Vaughan Drive, Alpharetta, GA 30009
Director	Jeffrey M. Canouse	240 Vaughan Drive, Alpharetta, GA 30009
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the authority to issue.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

12,000,000,000 shares of common stock, par value $0.0001
100,000,000 shares of preferred stock, par value $0.001

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

3,494,662,898 shares of common stock, par value $0.0001
198,051 shares of preferred stock, par value $0.001 (Series A - 98,000 issued; Series B - 51 shares issued; Series C - 100,000 shares issued).

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

13. Certification. *(Please check the box to complete the required certification.)*

☑ I consent on behalf of the business entity to accept electronic service of process at the required email address provided on the form under the circumstances specified in W.S. 17-28-104(e).

Signature: [signature] Date: 08/19/2021

(Shall be executed by an officer or director of the corporation.) *(mm/dd/yyyy)*

Print Name: Jeffrey M. Canouse

Title: President

Daytime Phone Number: (770) 235-6053

Contact Person: Jeffrey M. Canouse

Email: jeffcanouse@gmail.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

State of Georgia County of Fulton

The foregoing instrument was acknowledged before me by Jeffrey Michael Canouse

Signatory's Printed Name

[signature] 08/20/2021 05/30/2022

Notary Public's Signature ***Notary Date (mm/dd/yyyy)*** ***Notary's Commission Expiration***

Notarial Seal: MAYRA DE LA CRUZ NOTARY PUBLIC HALL COUNTY, GEORGIA MY COMMISSION EXPIRES MAY 30, 2022

REQUIRED ATTACHMENT TO INCLUDE WITH THE FILING

✔ A certified copy of its original Articles of Incorporation and all amendments currently certified within the last six (6) months by the proper officer of the state or nation of formation.

✔ A copy of the company resolution authorizing continuance of the Profit Corporation into Wyoming.

Note: Please **provide evidence showing the entity has been dissolved** after the continuation into Wyoming has been completed. Copies of the dissolution are acceptable and can be emailed to business@wyo.gov or mailed in.

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Vcorp Services, LLC , registered office located at
(name of registered agent)

1908 Thomes Avenue, Cheyenne, WY 82001 voluntarily consent to serve

* ***(registered office physical address, city, state & zip)***

as the registered agent for HARRISON VICKERS AND WATERMAN INC.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:** 09/01/2021
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Mimi Sanik Daytime Phone: (845) 425-0077

Title: Secretary Email: filings@vcorpservices.com

Registered Agent Mailing Address
(if different than above):

***If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

**UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING
OF THE BOARD OF DIRECTORS
HARRISON, VICKERS & WATERMAN, INC.**

The undersigned Director of HARRISON, VICKERS & WATERMAN, INC., a Nevada corporation (the "**Corporation**"), hereby consent to and do adopt the following resolutions pursuant to the General Corporation Law of the State of Nevada and the Corporation's Bylaws:

WHEREAS, the Corporation desires to redomicile from Nevada to Wyoming to benefit from the decrease in annual costs and administrative burden compared to the state of Nevada; and

WHEREAS, the Corporation desires to increase its authorized shares of its common stock to 12,000,000,000 in order to attract institutional investment, which is made difficult and expensive due to the high Nevada annual filing fees associated with such an increase; and

WHEREAS, the Board of Directors acknowledges that the majority shareholder of the Corporation, Jeffrey M. Canouse, has approved the Corporation's redomicile into Wyoming and the increase in the Corporation's common stock; and

WHEREAS, the Board of Directors has reviewed and approved the Foreign Corporation Articles of Continuance attached hereto as Exhibit A ("Articles of Continuance"); and

WHEREAS, the Majority Shareholder and Board of Directors have approved the increase in the Corporation's authorized capital stock, as follows: an increase from 5,000,000,000 to a total of 12,000,000,000 authorized shares of Common Stock, par value $0.0001, and to maintain the existing 100,000,000 authorized shares of Preferred Stock, par value $0.001.

THEREFORE, RESOLVED, that the Articles of Continuance are hereby approved;

RESOLVED, that the CEO of the Corporation be and hereby is authorized and directed to execute the Articles of Continuance on behalf of the Corporation and to execute any other such documents as may be needed in order to finalize the Corporations redomicile to Wyoming;

FURTHER RESOLVED, that any and all actions taken by any proper officer of the Corporation in effecting the purposes of the foregoing resolutions prior to the date the foregoing resolutions were actually adopted are hereby ratified, approved, confirmed, and adopted in all respects.

IN WITNESS WHEREOF, the undersigned has executed this written consent the day and year set forth below.

August 19, 2021

Jeffrey M. Canouse, Sole Director

State of Georgia County of Fulton

The forgoing Unanimous Consent in Lieu of Special Meeting by the Board of Directors of HARRISON, VICKERS & WATERMAN, INC. in order to authorize the Corporation's Redomicile to Wyoming and an increase in its authorized shares of common stock was acknowledged before me by Jeffrey M. Canouse on this day, the 20 of August, 2021.

Notary Public Signature

My commission expires on: 05/30/2022

MAYRA DE LA CRUZ
NOTARY PUBLIC
MY COMMISSION EXPIRES MAY 30, 2022
HALL COUNTY, GEORGIA

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

Harrison Vickers & Waterman, Inc.

an entity originally organized under the laws of Nevada on June 5, 2008, did on November 23, 2021 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **Harrison Vickers & Waterman, Inc.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **23rd** day of **November**, **2021**.

Secretary of State

By: Bailey Johnson

Filed Date: 11/23/2021